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                                                               EXHIBIT 23.2

                      CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 23, 1998, with respect to the financial statements of Electronic Systems, Inc. included in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-78093) and related Prospectus of Global Imaging Systems, Inc. for the registration of $100 million of 10.75% Senior Subordinated Notes due 2007.

                                          /s/ Ernst & Young LLP

Richmond, Virginia

July 23, 1999